AGREEMENT OF PURCHASE AND SALE

     This agreement is made as of March 17, 1997, between RESTORE REHABILITATION GROUP, INC., a Georgia corporation ("Buyer"), party of the first part, and MEADOWBROOK REHABILITATION GROUP, INC., a Delaware corporation with principal offices in Emeryville, California ("Meadowbrook/CA") and MEADOWBROOK REHABILITATION GROUP OF GEORGIA, INC., a Georgia corporation ("Meadowbrook/GA"), parties of the second part. Meadowbrook/CA and Meadowbrook/GA are referred to hereinafter jointly as the "Selling Parties".

                                    RECITALS

     A. Meadowbrook/GA (i) manages the operation of a neurobehavioral rehabilitation program at Columbia West Paces Medical Center in Fulton County, Georgia (such program being formerly operated at Decatur Hospital in Decatur, Georgia); (ii) manages the operation of a subacute rehabilitation program at Columbia Parkway Medical Center in Douglas County, Georgia (such program being formerly operated at Newtonhouse, a unit of Georgia Baptist Medical Center in Atlanta, Georgia); and (iii) operates a post-acute rehabilitation program at its Transitional Living Center in DeKalb County, Georgia (the foregoing activities being hereinafter referred to as the "Business").

     B. Meadowbrook/CA owns all of the issued and outstanding stock of Meadowbrook/GA.

     C. Buyer desires to purchase from Meadowbrook/GA and Meadowbrook/GA desires to sell to Buyer, on the terms and subject to the conditions of this agreement, the Business and the Assets (as herein defined) of Meadowbrook/GA in exchange for the cash to be paid by Buyer.

     D. Buyer desires to purchase from Meadowbrook/CA (after the consummation of the aforesaid purchase of the Business and Assets of Meadowbrook/GA by Buyer) all of the issued and outstanding stock of Meadowbrook/GA.

     In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

ARTICLE ONE: PURCHASE AND SALE

1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this agreement, Selling Parties agree to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from the Selling Parties the Business and the assets of the Business.

     1.1.1 Description of Assets. The assets of the Business (the "Assets") include the following:

     (a) The real property commonly known as 1942 Clairmont Road, DeKalb County, Georgia (the "Real Property");

     (b) All of Meadowbrook/GA's equipment, furniture, and fixtures located in the State of Georgia (the "Equipment");

     (c) The transitional in-patient and out-patient clinics conducted at the Real Property and the Leased Property (as hereinafter defined), including all of Meadowbrook/GA's rights therein;

     (d) The assets of the in-patient neurobehavioral unit at Columbia West Paces Ferry Medical Center, but not the management agreement with West Paces Hospital, Inc., which shall be retained by Meadowbrook/GA;

     (e) The contract with Medical Center West, Inc. d/b/a Parkway Medical Center to provide subacute rehabilitation services at Columbia Parkway Medical Center, including all of Meadowbrook/GA's rights therein;

     (f) Any other licenses, contracts or leases related to the Business which Buyer wishes to acquire, and which the Selling Parties are able to sell or assign;

     (g) All goodwill associated with the Business or the Assets, together with the right to represent to third parties that the Buyer is the successor to the Business;

     (h) All medical and financial records for patients treated by Meadowbrook/GA within the State of Georgia, provided the Buyer agrees to retain all such records for the period required by law and to make them available to the Selling Parties and governmental authorities as required;

     (i) All of Meadowbrook/GA's right, title and interest in that certain lease dated March 1, 1993 between J & S Properties and Meadowbrook/GA of real property known as 1946 Clairmont Road, DeKalb County, Georgia (the "Leased Property");

     (j) All motor vehicles used in the operation of the Business (the "Motor Vehicles");

     (k)  All  inventories  of  supplies,   drugs,   disposable  goods,  labels,
containers, bags and other packing materials, and other materials of the Business, wherever located (the "Inventory");

     (l)  To  the  extent   transferrable,   all  licenses,   permits  or  other
governmental authorizations affecting, or relating in any way to, the Business or the Assets; and

     (m) All books, records, files and papers, whether intangible or intangible form, used in, or relating in any way to, the Business or the Assets, including sales and promotional literature, sales and purchase correspondence, lists of present and former suppliers, lists of present and former patients, personnel and employment records, and any information relating to taxes imposed on the Assets.

     1.1.2 Right to Exclude Other Agreements. Notwithstanding the above, Buyer shall have the right, exercisable at any time on or before the Closing Date (as hereinafter defined), and in its sole discretion, to designate any other license, contract or lease described above (in addition to the management agreement with West Paces Hospital, Inc.) to be retained by Meadowbrook/GA, in which event the license, contract or lease so designated shall not be transferred to Buyer; provided however, there shall be no adjustment in the purchase price as a result of Buyer's election.

     1.1.3 Excluded Assets. There is specifically excluded from the sale, all cash, cash equivalents, Medicare cost report receivables, and all accounts receivable arising from services rendered by Meadowbrook/GA prior to the Closing Effective Date (as defined in section 8.1 hereof).

     1.1.4 Consent to Transfer Leased Property. The assignment and transfer by Meadowbrook/GA of its right, title and interest in and to the Leased Property shall be subject to the requirement, if any, of obtaining consent of
Meadowbrook/GA's landlord to such transaction or any other restriction on transfer contained in the lease of the Leased Property. Selling Parties agree to cooperate reasonably and in good faith with Buyer in seeking to obtain the consent (if required) of Meadowbrook/GA's landlord to such transaction.

1.2 Consideration For Sale of Assets. As full payment for the transfer of the Assets to Buyer, Buyer shall deliver at the Closing, in accordance with the provisions of section 8.3, a bank cashier's check, payable to the order of Meadowbrook/GA in the amount of $1,250,000.00.

1.3 Purchase and Sale of Stock. Immediately after the consummation of the sale of the Assets as described above, and subject to the terms and conditions set forth in this agreement, Meadowbrook/CA shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Meadowbrook/CA, all of the issued and outstanding stock of Meadowbrook/GA (the "Stock"). Prior to the transfer of the Stock, but after the transfer of the Assets as provided above, Meadowbrook/GA shall transfer to Meadowbrook/CA all of its assets not transferred to Buyer hereunder, with the exception of the management agreement with West Paces Hospital, Inc. identified herein and any other license, contract or lease of Meadowbrook/GA designated by Buyer, pursuant to the provisions of section 1.1.2 above, to be retained by Meadowbrook/GA, and Meadowbrook/CA shall assume all of the obligations and liabilities of Meadowbrook/GA not assumed by Buyer hereunder or paid or otherwise satisfied prior to or at the Closing (as hereinafter defined).

1.4 Consideration For Sale of Stock. As full payment for the transfer of the Stock to Buyer, Buyer shall deliver at the Closing, in accordance with the provisions of section 8.3, a bank cashier's check, payable to the order of Meadowbrook/CA in the amount of $50,000.

1.5 Assumption of Liabilities. Buyer agrees to assume those equipment leases, conditional sales contracts and security interests listed in Exhibit 2.5, those contracts listed in Exhibit 2.8 and those security agreements and related debt on Motor Vehicles listed in Exhibit 2.17. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of Meadowbrook/GA of any kind and nature other than those specifically assumed by Buyer under this section. Without limiting the foregoing, Buyer shall not assume, pay or perform any of the following liabilities or obligations of Meadowbrook/GA, which, if not paid or otherwise satisfied by the Selling Parties at or prior to the Closing, shall be assumed by and become the exclusive responsibility of Meadowbrook/CA:

     (a) Any liabilities or obligations of Meadowbrook/GA relating to employee benefits or compensation arrangements of any nature existing on the Closing Effective Date, including any liabilities or obligations under any of Meadowbrook/GA's employee benefit agreements, plans or other arrangements;

     (b) Any liability or obligation of Meadowbrook/GA for breach of contract, personal injury or property damage (whether based on negligence, breach of warranty, strict liability or any other theory) caused by or arising out of or resulting from, directly or indirectly, any alleged or actual acts or omissions occurring on or before the Closing Effective Date;

     (c) Any liability or obligation of Meadowbrook/GA for money borrowed, whether such liabilities and obligations were incurred in the operation of the Business or otherwise;

     (d) Any amounts due or that may be claimed or become due to Medicare, Medicaid, or any other health care reimbursement or payment intermediary audit adjustments, disallowances or reclassifications on account of health care reimbursement cost report adjustments or other payment adjustments attributable to any period ending on or before the Closing Effective Date;

     (e) Any form of Medicare, Medicaid, or other health care reimbursement recapture, adjustment, overpayment, penalty assessment or charge whatsoever with respect to any period ending on or before the Closing Effective Date;

     (f) Income taxes owed by Meadowbrook/GA which are attributable to any period of time occurring prior to the Closing Effective Date and income taxes owed by Meadowbrook/GA which are attributable to the sale of the Assets and the Business; and

     (g) Any and all other liabilities and obligations of every kind of Meadowbrook/GA incurred by Meadowbrook/GA in connection with, or arising by reason of, its ownership of the Assets or its conduct of the Business prior to the Closing Effective Date, other than the liabilities specifically assumed hereunder by Buyer.

1.6 Allocation of Purchase Price. The purchase price of the Assets shall be allocated in the manner set forth in Exhibit 1.6.

     Each of the parties agrees to report this transaction for federal tax purposes in accordance with this allocation of the purchase price.

1.7 Sales and Property Taxes. Meadowbrook/GA shall pay the Georgia state transfer tax due on the sale of the Real Property. Meadowbrook/GA and Buyer shall each pay one-half of all other sales and use taxes arising out of the transfer of the Assets and shall pay their respective portions, prorated as of the Closing Effective Date, of state and local real and personal property taxes of the business applicable to the year in which the Closing occurs. Such taxes shall be prorated at Closing and if any assessment for the property at issue is not then available for the 1997 tax year, the parties shall compute such proration based on the assessed value or values applicable to the 1996 tax year. Following the Closing, Buyer shall return any transferred assets or property for taxes and shall pay all real or personal property taxes owing thereon.

ARTICLE TWO: REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

2. Representations and Warranties. The Selling Parties represent and warrant that:

     2.1 Organization, Standing, and Qualification of Meadowbrook/GA. Meadowbrook/GA is a corporation duly organized, validly existing, and in good standing under the laws of Georgia. True and correct copies of its certificate of incorporation and bylaws and all amendments thereto are attached hereto as
Exhibit 2.1. This agreement has been duly authorized, executed and delivered by Meadowbrook/GA and constitutes a valid and binding obligation of Meadowbrook/GA, enforceable against Meadowbrook/GA in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally and by general principles of equity. The sole shareholder of Meadowbrook/GA is Meadowbrook/CA. A true and correct copy of the share certificates evidencing Meadowbrook/CA's ownership of the Stock is attached hereto as a part of Exhibit 2.1. The Selling Parties will deliver to Buyer, on or before the Closing Date, certified copies of the resolutions of the boards of directors of Meadowbrook/CA and Meadowbrook/GA authorizing and approving the sale of the Business and Assets to Buyer on the terms and conditions provided in this Agreement.

     2.2 Financial Statements.

     Exhibit 2.2A to this agreement sets forth the balance sheet of Meadowbrook/GA as of June 30, 1996, and the related statement of income and retained earnings for the 12-month period ending June 30, 1996. The financial statements in Exhibit 2.2A are referred to as the "June 30, 1996 Financing Statements". While the June 30, 1996 Financial Statements have not been separately audited (they have been audited as a part of the consolidated financial statements of Meadowbrook/CA), they have been prepared in accordance with generally accepted accounting principles consistently followed by Meadowbrook/GA through the period indicated, and, in all material respects fairly present the financial position of Meadowbrook/GA as of June 30, 1996 and the results of its operations for the 12-month period indicated.

     Exhibit 2.2B to this agreement sets forth the balance sheet of Meadowbrook/GA as of January 31, 1997 (the "Current Balance Sheet"), and the related statement of income and retained earnings for the 7-month period ending on such date. The financial statements in Exhibit 2.2B are referred to as the "Current Financial Statements". While the Current Financial Statements have not been audited, they have been prepared in the ordinary course of business by Meadowbrook/GA and Meadowbrook/CA, and to the best of their knowledge, fairly present in all material respects the financial position of Meadowbrook/GA as of its date, and the results of its operations for the period indicated.

     2.3 Absence of Specified Changes. Since June 30, 1996, there has not been any materially adverse change in the financial condition or operations of Meadowbrook/GA except changes in the ordinary course of business, none of which would be material in determining the company's financial condition, and except that West Paces Hospital, Inc. has given written notice (dated February 20,1997) of cancellation of its management agreement with Meadowbrook/GA effective February 21, 1998.

     2.4 Real Property. The Real Property is described in Exhibit 2.4. The Selling Parties make no warranty or representation regarding the physical condition of the Real Property, including the improvements and fixtures constituting a part thereof. The Buyer shall be responsible for investigating the physical condition of the Real Property, and if the Buyer is satisfied therewith, shall purchase the Real Property "as is" and in its current state of repair.

     2.5 Equipment. To the best of Selling Parties' knowledge, Exhibit 2.5 contains a list of substantially all Equipment owned by Meadowbrook/GA and sold to Buyer hereunder. Except as indicated in Exhibit 2.5 the Equipment is not subject to any equipment lease, conditional sale contract, mortgage or security agreement. True and correct copies of all such equipment leases, conditional sales contracts, mortgages and security agreements are attached hereto as a part of Exhibit 2.5. The Selling Parties make no warranty or representation regarding the physical condition of the Equipment. The Buyer shall be responsible for investigating the physical condition of the Equipment, and if the Buyer is satisfied therewith, shall purchase the Equipment "as is" and in its current state of repair. The Buyer shall check the actual Equipment in place against the list contained in Exhibit 2.5. Any corrections shall be noted on Exhibit 2.5. If Buyer shall consummate the purchase contemplated in the Agreement, Buyer shall be deemed to be satisfied with the corrected list of Equipment. It is intended however, that Buyer is purchasing and the Selling Parties are selling, all of the Equipment owned by the Selling Parties and used in the Business at any of the three locations in Georgia described in Recital A. on page 1, and the title conveyance documents transferring title to the Equipment shall reflect that intent.

     2.6 Employment Contracts and Benefits. Exhibit 2.6 to this agreement contains a true and correct copy of all of Meadowbrook/GA's material employment contracts, collective bargaining agreements, and pension, bonus, profit-sharing, stock option, or other agreements providing for employee remuneration or benefits. To the best of Selling Parties' knowledge, Meadowbrook/GA is not in default under any of these agreements.

     2.7 Insurance Policies. Exhibit 2.7 to this agreement contains a true and correct copy of all insurance policies held by Meadowbrook/GA concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit 2.7. Meadowbrook/GA is not in default with respect to payment of premiums on any such policy. Except as set forth in Exhibit 2.10, no claim is pending under any such policy.

     2.8 Other Contracts. Exhibit 2.8 contains a true and correct copy of all material leases and contracts which Meadowbrook/GA is assigning to Buyer and which will be assumed by Buyer, except for those leases and contracts, copies of which are attached as a part of Exhibits 2.5, 2.17, 2.18 and 2.20. So far as known to the Selling Parties, Meadowbrook/GA is not in default in the performance of any of its obligations under any such lease or contract. The Selling Parties warrant that all such leases and contracts are currently in full force and effect, and have not been modified except as stated in Exhibit 2.8.

     2.9 Compliance With Laws. The Selling Parties have not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting Meadowbrook/GA's properties or the operation of its business; and to the best of the knowledge of the Selling Parties, there are no such violations.

     2.10 Litigation. Except as set forth in Exhibit 2.10, there is not pending or, to the best knowledge of the Selling Parties, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Meadowbrook/GA or its business, assets, or financial condition.

     2.11 Tax Matters. Except for the taxes described in section 1.7 above, the Selling Parties have duly and timely filed with all appropriate governmental agencies all tax returns, information returns and reports required to be filed by the Selling Parties, which relate in any way to the tax liabilities of Meadowbrook/GA. Except for accruals for payroll taxes payable, income taxes payable and deferred taxes as set forth in the Current Balance Sheet (collectively, the "Accrued Taxes"), Meadowbrook/GA has paid in full all taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations), interest, penalties, assessments and deficiencies owed by Meadowbrook/GA to all taxing authorities. Complete and correct copies of (i) the income tax returns of Meadowbrook/GA for Meadowbrook/GA's two fiscal years ended June 30, 1994, and June 30, 1995, as filed by the Selling Parties with the Georgia Department of Revenue (collectively, the "Returns"), (ii) all audit reports received by the Selling Parties during the last five years and issued by the IRS or any state taxing authorities, and (iii) all consents and agreements entered into by the Selling Parties during the last five years with the IRS or any state taxing authorities (collectively, the "Tax Agreements") are collectively attached hereto as Exhibit 2.11. All information reported on the Returns is true, accurate and complete. All claims by the IRS or any state taxing authorities for taxes due and payable by the Selling Parties have been paid by the Selling Parties. The provisions for Accrued Taxes are adequate for the payment of all of Meadowbrook/GA's liabilities for unpaid taxes (whether or not disputed). Neither of the Selling Parties is a party to, or aware of, any pending or threatened action, suit, proceeding or assessment against it for the collection of taxes by any governmental agency.

     2.12 Authority and Consents. The Selling Parties have the right, power, legal capacity, and authority to enter into, and perform their obligations under this agreement. No approvals or consents of any persons other than the Selling Parties are necessary in connection herewith other than the consent of the other parties to the leases and contracts to be assigned to Buyer. The execution and delivery of this agreement by the Selling Parties has been duly authorized by all necessary corporate action on the part of the Selling Parties.

     2.13 Personnel Identification and Compensation. Exhibit 2.13 contains a list of the names of all officers, directors, and employees of Meadowbrook/GA, stating the rates of compensation payable to each and any vacation, holiday or sick pay and any other compensation arrangements or benefits applicable to each current employee of the Business.

     2.14 Title. Meadowbrook/GA is the owner and will transfer in accordance with the terms hereof good and marketable title to the Business and the Assets to Buyer, subject to those debts, liens, security interests and encumbrances permitted herein.

     2.15 Contracts. Meadowbrook/GA has entered into no material contracts relating to the Business or the Assets except as disclosed herein other than (i) routine maintenance and utility agreements relating to the Assets and (ii) contracts known to James L. Kelly but not known to any other officer of the Selling Parties.

     2.16 Solvency. Meadowbrook/GA is not insolvent, and will not be rendered insolvent by the consummation of the transaction contemplated hereby.

     2.17 Motor Vehicles. Exhibit 2.17 contains a list and description of all Motor Vehicles owned by Meadowbrook/GA and sold to Buyer hereunder. Included in
Exhibit 2.17 is a true and correct copy of any security agreement encumbering any of such Motor Vehicles, along with the note secured thereby and the related loan amortization schedule. Also included in Exhibit 2.17 is a true and correct copy of the title certificate for those Motor Vehicles not encumbered by a loan. Except as indicated in Exhibit 2.17 the Motor Vehicles are not subject to any equipment leases, conditional sales contracts, mortgages or security agreements.

     2.18 Leased Property. Exhibit 2.18 contains a true, correct and complete copy of the lease between Meadowbrook/GA and J&S Properties covering the Leased Property. The current term expired February 28, 1997. Meadowbrook/GA has delivered the landlord a written notice stating that the term will not be extended, a copy of which is included in Exhibit 2.18. The Selling Parties make no warranty or representation regarding the physical condition of the Leased Property, including the improvements and fixtures constituting a part thereof. The Buyer shall be responsible for investigating the physical condition of the Leased Property, and if the Buyer is satisfied therewith, shall accept the Leased Property "as is" and in its current state of repair.

     2.19 West Paces Management Agreement. Exhibit 2.19 contains a true, correct and complete copy of the management agreement between Meadowbrook/GA and West Paces Hospital, Inc. Said contract has not been modified in any respect. The Selling Parties have received a notice from West Paces Hospital, Inc., dated February 20, 1997, stating its intent to cancel the management agreement effective February 21, 1998. A copy of said notice is included in Exhibit 2.19. The Selling Parties are not aware of any default on their part which would authorize West Paces Hospital, Inc. to terminate the management agreement prior to February 21, 1998.

     2.20 Parkway Medical Management Agreement. Exhibit 2.20 contains a true, correct and complete copy of the management agreement between Meadowbrook/GA and Medical Center West, Inc. d/b/a Parkway Medical Center. Said contract has not been modified in any respect. The Selling Parties are unable to determine whether the conditions specified in paragraph 10.2(a) of the management agreement (providing for the automatic renewal of the agreement) have been met because they are unable to obtain the necessary information from medical Center West, Inc. Further, the evaluation contemplated to occur in the 17th month of the term has not yet occurred. Therefore, the Selling Parties can not represent and warrant that said agreement has been automatically renewed for an additional term. Other than the foregoing matters, the Selling Parties are not aware of any default on their part which would authorize Medical Center West, Inc. to terminate the management agreement pursuant to paragraph 10.3 thereof.

     2.21 Accounts Payable. Exhibit 2.21 contains the Selling Parties' best determination of the accounts payable of Meadowbrook/GA as of February 28, 1997.

     2.22 Permits. Set forth on Exhibit 2.22 is an accurate description of each material license, Medicaid or Medicare Participation Agreement, franchise, permit or other similar authorization affecting, or relating in any way, to the Business (the "Permits"). Except as set forth in said exhibit the Permits are valid and in full force and effect, and the Selling Parties have not received any notice of any claim, default, complaint, citation or other proceeding relating to any of the Permits. To the best of the Selling Parties' knowledge the Permits are legally sufficient to authorize the conduct of the Business by Meadowbrook/GA without being in violation of any applicable law, regulation or valid governmental requirement requiring any such Permit.

     2.23 Notes Payable. Exhibit 2.23 contains a true, correct and complete list, and description, of the notes payable of Meadowbrook/GA as of January 31, 1997. All such notes relate to Motor Vehicles. True and correct copies of the notes listed therein are contained in Exhibit 2.17.

     2.24 Patient Credit Balances. Exhibit 2.24 contains a true, correct and complete list of the patient credit balances carried on the books of Meadowbrook/GA as of January 31, 1997, containing the names of the patients and the amount of credit applicable to each patient.

     2.25 No Other Liabilities. To the best of the Selling Parties' knowledge Meadowbrook/GA has no liabilities or obligations, and there is no basis for any assertion against Meadowbrook/GA of any liability or obligation, except those liabilities or obligations which are (a) fully reflected or adequately reserved against in the Current Financial Statements, (b) disclosed in this agreement or in the exhibits hereto, or (c) incurred in the ordinary course of business consistent with past practice since January 31, 1997, the total of which would not be material in determining the company's financial position.

     2.26 Organization, Standing, and Qualification of Meadowbrook/CA. Meadowbrook/CA is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Attached hereto as Exhibit 2.26 is a true and correct copy of its certificate of incorporation and bylaws and all amendments thereto. This agreement has been duly authorized, executed and delivered by Meadowbrook/CA and constitutes a valid and binding obligation of Meadowbrook/CA, enforceable against Meadowbrook/CA in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally and by general principles of equity. Meadowbrook/CA will deliver to Buyer, on or before the Closing Date, a certified copy of a resolution of its board of directors authorizing and approving the sale of the Stock to Buyer on the terms and conditions provided in this Agreement.

     2.27 Capitalization of Meadowbrook/GA. The aggregate number of shares of stock which Meadowbrook/GA is authorized to issue is 100,000 common shares, of which 10,000 shares are issued and presently outstanding. All such issued shares, which represent all of the "Stock" as herein defined, have been validly issued and are fully paid and nonassessable. Meadowbrook/GA has no outstanding subscriptions, contracts, options, warrants, or other obligations to issue, sell, or otherwise dispose of, or to purchase, redeem or otherwise acquire, any of its stock.

     2.28 Share Ownership. Meadowbrook/CA represents and warrants that it is the owner, free and clear of any encumbrances, of all of Meadowbrook/GA's common shares and has full right and authority to transfer said shares to Buyer, and there are no other shares of Meadowbrook/GA owned or claimed by any other person or entity.

     2.29 Full Disclosure. None of the representations and warranties made by the Selling Parties in this agreement, or made in any certificate furnished or to be furnished by either of them, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

ARTICLE THREE: BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants that:

     3.1 Organization, Standing, and Qualification of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Georgia. True and complete copies of its certificate of incorporation and bylaws and all amendments thereto are attached hereto as Exhibit 3.1. This agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally. The sole shareholder of Buyer is Stiles A. Kellett
III. The Buyer will deliver to Selling Parties on or before the Closing Date, a certified copy of the resolution of the board of directors of Buyer authorizing and approving the purchase of the Business and Assets from Meadowbrook/GA and the Stock from Meadowbrook/CA on the terms and conditions provided in this Agreement.

     3.2 Authority and Consents. The Buyer has the right, power, legal capacity, and authority to enter into, and perform its obligations under this agreement. No approvals or consents of any persons other than the Buyer is necessary in connection herewith other than the consent of the other parties to the leases and contracts to be assigned to Buyer. The execution and delivery of this agreement by the Buyer has been duly authorized by all necessary corporate action on the part of the Buyer.

     3.3 Investment Intent. The Stock is being acquired by Buyer for investment for its own account and not with a view to, or for the offer for sale or for the sale in connection with, any distribution thereof.

ARTICLE FOUR: SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

     Selling Parties covenant that from the date of this agreement until the Closing Effective Date:

     4.1 Buyer's Access to Premises and Information. Buyer and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Meadowbrook/GA. Selling Parties shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Meadowbrook/GA as may reasonably be requested.

     Nothing in this agreement shall obligate Selling Parties to disclose any restricted patient information or provide any access to representatives of Buyer prohibited or not authorized by applicable governmental authority.

     4.2 Conduct of Business in Normal Course. Meadowbrook/GA will carry on its business and activities diligently and in substantially the same manner as it previously has been carried out.

     4.3 Preservation of Business and Relationships. Meadowbrook/GA will use its best efforts to preserve its business organization intact, to keep available to Buyer its present employees, and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

     4.4 Reserved.

     4.5 Employees and Compensation. Meadowbrook/GA will not do, or agree to do, any of the following acts: (a) make any change in compensation payable or to become payable by it, to any officer, employee, or representative; (b) make any change in benefits payable to any officer, employee, or representative under any bonus or pension plan or other contract or commitment; or (c) modify any employment agreement; except that the Selling Parties may pay bonuses to certain existing employees of Meadowbrook/GA.

     4.6 Existing Agreements. Meadowbrook/GA will not modify, amend, cancel, or terminate any of the leases or contracts to be assigned to Buyer hereunder or the management agreement with West Paces Hospital, Inc. without prior notice to Buyer or agree to do any of those acts.

     4.7 Consents of Others. As soon as reasonably practical after the execution and delivery of this agreement, and in any event on or before the Closing Date, Selling Parties will use their best efforts to obtain the written consent of the persons whose consents are required for the assignment of the leases and contracts to be assigned to Buyer. Buyer will exercise its best efforts, and promptly execute and deliver any documents and instruments that may be reasonably required, to assist Selling Parties in obtaining such consents.

     4.8 Reserved.

     4.9 Disposition of Assets. Meadowbrook/GA shall not sell, lease, licence or otherwise dispose of any of the Assets or agree or commit to do any of the same, except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course of business consistent with past practice.

     4.10 Maintenance of Inventory. Meadowbrook/GA will not allow the Inventory to be materially depleted from its level as of the date hereof or agree or commit to do any of the same.

     4.11 Maintenance of Permits. Meadowbrook/GA shall use all reasonable efforts to maintain in full force and effect, without qualification or limitation, all Permits currently in effect with respect to the Business.

     4.12 Payment of Taxes. Meadowbrook/GA will cause to be paid when due, all taxes, assessments and charges or levies imposed upon it with respect to or on the Business or any of the Assets, or which it is required to withhold and pay over, other than any which it may contest in good faith.

     4.13 Reports. Meadowbrook/GA shall prepare, execute and file on a timely basis all interim cost reports and all other reports and statements required to be filed with all intermediaries and other public or private third party payor or governmental authority in connection with the transactions contemplated by this Agreement. Buyer shall be responsible for preparation and filing of all change of ownership documents required in connection with this transaction. The Selling Parties will file all final cost reports for services provided prior to the Closing Effective Date using Meadowbrook/GA's existing provider number. Buyer will apply for a new provider number and will file cost reports for services provided after the Closing Effective Date using its new provider number.

     4.14 Payment of Medicare Obligations. The Selling Parties shall make arrangements to repay all governmental authorities with jurisdiction over the Business (including the Health Care Financing Administration) any amounts owed to such governmental authorities by Meadowbrook/GA with respect to the operation of the Business prior to the Closing Effective Date. The parties acknowledge that overpayments or underpayments to Meadowbrook/GA by Medicaid or Medicare programs for periods ending prior to the Closing Effective Date may be discovered after the Closing, whether in connection with an audit of the Business or otherwise. Meadowbrook/CA shall assume the obligation for and be liable for all such overpayments received by Meadowbrook/GA. Meadowbrook/CA shall be liable for and shall promptly pay all depreciation recapture, and all recapture of property cost reimbursement, that is required under the Medicaid or Medicare programs as a result of the transactions contemplated by this Agreement. Any refunds shall belong to Meadowbrook/CA and shall be promptly remitted to Meadowbrook/CA as provided in section 10.2 below.

ARTICLE FIVE: BUYER'S OBLIGATIONS BEFORE CLOSING

     5.1 Information To Be Held in Confidence. The Buyer agrees that, unless and until the Closing has been consummated, the Buyer and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of the Selling Parties all data and information with respect to the business of the Selling Parties obtained in connection with this transaction or agreement. If the transaction does not close, the Buyer will return to the Selling Parties all that data and information that the Selling Parties may reasonably request, including, but not limited to, worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to the Buyer in connection with this transaction. If the transaction does close, the Buyer shall be free to use any information it obtains related to the Business or Assets, but shall not disclose confidential information regarding Meadowbrook/CA which is clearly designated as confidential by Meadowbrook/CA, unless otherwise required by law.

     5.2 Cooperation in Securing Consents of Third Parties. The Buyer will use its best efforts to assist the Selling Parties in obtaining the consent of all necessary persons and agencies to the assignment and transfer to the Buyer of any and all properties, assets, and agreements to be assigned and transferred under the terms of this agreement.

     5.3 Bulk Sales Law. The Buyer waives compliance with the provisions of the law relating to bulk transfers in connection with this sale of assets, subject to the indemnity of the Selling Parties contained in this agreement. The Selling Parties shall indemnify and hold the Buyer harmless from and against any and all claims, loses, damages, liabilities, costs and expenses, including reasonable attorneys fees, incurred by the Buyer as a result of any failure by the Selling Parties to comply with any such bulk sales law. Nothing in this paragraph shall stop or prevent either the Buyer or the Selling Parties from asserting as a bar or defense to any action or proceeding brought under that law that it does not apply to the sale contemplated under this agreement.

ARTICLE SIX: CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

     The obligations of Buyer to purchase the Assets and the Stock under this agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article Six. The Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Buyer of any of its other rights or remedies, at law or in equity, if the Selling Parties shall be in default of any of their representations, warranties, or covenants under this agreement.

     6.1 Accuracy of Selling Parties' Representations and Warranties. Except as otherwise permitted by this agreement, all representations and warranties by the Selling Parties in this agreement, or in any written statement that shall be delivered to the Buyer by the Selling Parties under this agreement, shall be true in all material respects on and as of the Closing Date as though made at that time.

     6.2 Performance by Selling Parties. The Selling Parties shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this agreement to be performed or complied with by either or both of them on or before the Closing Date or the Closing Effective Date, as applicable.

     6.3 Certification by Selling Parties. The Buyer shall have received a certificate, dated the Closing Date, signed by the Selling Parties' president or vice president and its secretary or treasurer certifying, in such detail as is reasonable and customary, that to the best of such officers' knowledge the conditions specified in sections 6.1 and 6.2 have been fulfilled.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     6.5 Commitment for Title Policy. The Buyer shall have received from Lawyers Title Insurance Corporation a commitment to issue, at Buyer's expense, an owner's title insurance policy in its usual form and for its usual fee, insuring the fee simple title of Buyer to all the Real Property described in Exhibit 2.4, subject only to (a) the lien, if any, of current real property taxes, payment of which is not delinquent; and (b) such other exceptions as may be acceptable to the Buyer.

     6.6 FIRPTA Withholding. The Buyer shall have received a certificate of the Selling Parties to the effect that Meadowbrook/GA is a U.S. person or such other evidence as the Buyer may in its reasonable discretion determine to be adequate to relieve the Buyer of any obligation to withhold under Section 1445 of the Internal Revenue Code of 1986 (relating to withholding by buyers of U.S. real property interests) in connection with possible liability of the Selling Parties for income tax under the Foreign Investment in Real Property Tax Act of 1980).

     6.7 Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Selling Parties and delivered to the Buyer. Such consent shall include, but is not limited to, the consent of West Paces Hospital, Inc. to the transfer of the Stock; the consent of Medical Center West, Inc. to the assignment of its management contract with Meadowbrook/GA; the consent of the managed care providers to the assignment of the managed care contracts identified in Exhibit 2.8; the consent of the other parties to the leases, conditional sales contracts and security agreements identified in Exhibits 2.5 and 2.8; and the consent of the lenders holding notes secured by encumbrances on the Motor Vehicles identified in Exhibits 2.17 and 2.23. The closing of the transaction by Buyer shall conclusively be presumed to be an approval by Buyer of any and all consents obtained, or that a consent is not required with respect to transferred leases and agreements for which no consent is obtained. The Selling Parties shall not be responsible for any damages which Buyer may sustain after the Closing by reason of the termination or attempted termination of any lease or agreement, unless such termination or attempted termination is based on a default of one of the Selling Parties which was not disclosed to the Buyer prior to the Closing. It is recognized that the notice of termination from West Paces Hospital, Inc. described in section 2.19 and the matters regarding automatic renewal of the Parkway Medical Center management agreement described in section
2.20 shall be deemed not to be a default of the Selling Parties.

     6.8 Permits. Buyer shall be satisfied that it will be able to obtain all governmental permits, approvals, certificates and licenses which are necessary to enable the Buyer to conduct the Business in the same manner that it is presently being conducted by Meadowbrook/GA.

     6.9 Extension of Lease on Leased Property. Buyer shall be satisfied that it will be able to negotiate an extension or renewal of the lease on the Leased Property (located at 1946 Clairmont Road, DeKalb County, Georgia) on terms and conditions acceptable to it.

     6.10 Notice Regarding Real Property. The Selling Parties shall have given the notice required by special stipulation 13 of that certain contract between Meadowbrook/GA, as purchaser, and TAS Contracting, Inc. and John W. Jonap d/b/a J&S Properties (the "Original Seller"), as seller, dated February 25, 1993 (for the purchase by Meadowbrook/GA of the Real Property) to the Original Seller, and the Original Seller shall have declined to exercise the right of first offering provided by such special stipulation or shall have waived same, and the Selling Parties shall have provided written proof thereof to the Buyer in form reasonably satisfactory to Buyer.

     6.11 Condition of Real Property. The Buyer shall be satisfied with the condition of the Real Property. The closing of the transaction shall create a conclusive presumption that Buyer is satisfied with the condition of the Real Property.

     6.12 No Zoning or Building Code Violations. The Buyer shall be satisfied that the Real Property shall not be in violation of zoning or building laws applicable to the same.

     6.13 Removal of Encumbrances. The Selling Parties shall have paid or otherwise satisfied all obligations and encumbrances attaching to any of the Assets, except for those obligations and encumbrances being specifically assumed by the Buyer in accordance with the provisions of this agreement.

     6.14 Satisfaction With Equipment. The Buyer shall be satisfied that the Equipment listed in Exhibit 2.5 is accurate and complete and includes all of the Equipment used in the Business, and if any Equipment is omitted from such list, such missing Equipment shall be added to the list and shall be included in the transfer to Buyer. Buyer shall also be satisfied with the condition of the Equipment and that all of the Equipment is in place in one of Meadowbrook/GA's three business locations in Metropolitan Atlanta. The closing of the transaction shall create a conclusive presumption that Buyer is satisfied with the matters described in this section 6.14.

     6.15 Satisfaction With Insurance and Tail Coverage Endorsement. The Buyer shall be satisfied (i) that Selling Parties shall have taken such action as may be necessary to continue in effect the coverage provided by the insurance policies described in and copies of which are included in Exhibit 2.7 until the Closing Effective Date; (ii) that the Selling Parties shall have taken such action as may be necessary to continue coverage under the "Health Care Facility Medical Professional Liability Protection - Claims Made" provisions of such policy (the "professional liability coverage") and the "Health Care Umbrella Excess Liability Protection - Claims Made" provisions of such policy (the "umbrella coverage") for an indefinite period beyond the Closing Effective Date (the reporting endorsement or "tail coverage endorsement"); (iii) that the tail coverage endorsement provides the same coverage as is presently afforded under the professional liability coverage and the umbrella coverage for claims made after the Closing Effective Date which relate to occurrences which occurred prior to the Closing Effective Date and which would otherwise be covered under the professional liability coverage and the umbrella coverage; (iv) that the professional liability coverage provided by the tail coverage endorsement (but not the umbrella coverage) provides that the coverage limits shall not be diminished by claims arising from incidents occurring at other facilities owned, managed or controlled by Meadowbrook/CA or its affiliates; and (v) that the Buyer has been added as an additional insured under the tail coverage endorsement. The tail coverage endorsement shall be in form satisfactory to Buyer, and the Selling Parties shall have provided Buyer with proof, in form reasonably satisfactory to Buyer, that such endorsement has been fully paid for and the coverage provided thereunder is in full force and effect.

     6.16 Satisfaction With Due Diligence Investigation. Buyer shall be satisfied, after making such investigations of the Business, the Assets and the Selling Parties' representations herein as the Buyer deems appropriate, (i) that it has been offered sufficient opportunity to verify the accuracy of such representations, (ii) that such representations appear to be accurate in all material respects, and (iii) that nothing has come to its attention that would indicate that the value of the Business, Assets and Stock is less than the purchase price contained herein. The Closing of the transaction shall create a conclusive presumption that Buyer is satisfied with its due diligence investigations; provided however, that such presumption of satisfaction shall not prevent the enforcement of Meadowbrook/CA's indemnity contained in section
9.3 hereof.

     6.17 List of Payables. The Selling Parties shall have provided the Buyer at the Closing, a list (the "Closing Payables List") containing the Selling Parties' best determination of all payables of Meadowbrook/GA, including accrued but unbilled obligations, outstanding on the Closing Date. The amount of each such payable shall include the amount due (or expected to be due) on the "Closing Effective Date" (as defined in section 8.1 below). Such list shall identify separately (a) those payables (the "Identified Payables") the amounts of which can be established with reasonable certainty through the exercise of reasonable diligence (e.g., from written invoices, through telephone calls or other contact with vendors, from advance estimates, or from fixed charges) and
(b) those payables (the "Estimated Payables") the amounts of which can only be estimated (based on previous experience or other reasonable methods). Such list shall include all outstanding payment obligations of Meadowbrook/GA which have been incurred prior to the Closing Date, or which can reasonably be expected to be incurred prior to the Closing Effective Date, and which can be identified with reasonable diligence, including, but not limited to those obligations which have been or would be allocated to the balance sheet liability categories identified as "Accounts Payable", "Patient Credit Balances", "Accrued Payroll and Other Wages", "Accrued Vacation/Sick" and "Withholding and Other Payroll Liabilities" on the balance sheets contained in the Current Financial Statements. The Closing Payables List shall separate the payables into the balance sheet liability categories listed above. The Closing Payables List shall be certified as to the use of reasonable diligence in its preparation and as to its completeness and accuracy being to the best knowledge of the Selling Parties, by the chief financial officer of Meadowbrook/CA. The payables listed on the Closing Payables List shall be paid or otherwise satisfied as provided in section 8.4 below.

ARTICLE SEVEN: CONDITIONS PRECEDENT TO SELLING PARTIES PERFORMANCE

     The obligations of Meadowbrook/GA to sell and transfer the Assets and Meadowbrook/CA to sell and transfer the Stock under this agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Selling Parties may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Selling Parties of any of their other rights or remedies, at law or in equity, if the Buyer should be in default of any of its representations, warranties, or covenants under this agreement.

     7.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties by the Buyer contained in this agreement or in any written statement delivered by the Buyer under this agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     7.2 Buyer's Performance. The Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this agreement to perform, comply with, or satisfy, before or at the Closing.

     7.3 Certification by Buyer. The Selling Parties shall have received a certificate, dated the Closing Date, signed by the Buyer's president and its secretary or treasurer certifying, in such detail as is reasonable and customary, that to the best of such officers' knowledge the conditions specified in sections 7.1 and 7.2 have been fulfilled.

     7.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

ARTICLE EIGHT: THE CLOSING

     8.1 Time and Place. The transfer of the Assets by Meadowbrook/GA to Buyer and the transfer of the Stock by Meadowbrook/CA to Buyer (the "Closing") shall take place at the offices of Smith, Bassett, Purcell & Koenig in Atlanta, Georgia at 10:00 a.m. EST, on March 28, 1997, or at such other time and place as the parties may agree to in writing (the "Closing Date"). Notwithstanding the fact that the Closing will occur on March 28, 1997, the effective date of the Closing shall be March 31, 1997 at the close of business (the "Closing Effective Date"). All transfer and assumption documents and all prorations shall be made effective as of the Closing Effective Date. Actual transfer of possession shall take place on the Closing Effective Date. The Selling Parties shall remain liable for all obligations incurred by the Business through the Closing Effective Date and shall retain the risk of loss through the Closing Effective Date.

     8.2 The Selling Parties' Obligations at Closing.

          8.2.1 On the Closing Date. On the Closing Date, the Selling Parties shall deliver or cause to be delivered to Buyer:

          (a) A limited warranty deed, properly executed and acknowledged, conforming to and conveying the agreed state of the title to the Real Property made effective as of the Closing Effective Date;

          (b) Assignments of all contracts and leaseholds being assigned to Buyer hereunder, made effective as of the Closing Effective Date, properly executed by Meadowbrook/GA and accompanied by such consents as may have been obtained of lessors and contracting parties required by this agreement and the leases and contracts being assigned;

          (c) Such other executed instruments of transfer as the title insurance company may reasonably require to issue Buyer's owner's title insurance policy with respect to the Real Property in accordance with this Agreement;

          (d) A bill of sale for all personal property comprising part of the Assets, made effective as of the Closing Effective Date, in form and content reasonably acceptable to counsel for Buyer, including a transfer of title to the Motor Vehicles;

          (e) A usual and customary affidavit concerning parties in possession and mechanics' or materialmans' liens with respect to the Real Property, in form and substance necessary to induce the title insurance company to delete the exceptions for such matters from Buyer's owner's title policy;

          (f) Reserved.

          (g) An affidavit of non-foreign status under Section 1445 of the Internal Revenue Code, duly executed and acknowledged by Meadowbrook/GA;

          (h) The certificate required by section 6.3 above;

          (i) Proof that the tail coverage endorsement is in full force and effect as required by section 6.15 above;

          (j) The Closing Payables List required by section 6.17 above; and

          (k) Proof of Payment, in such form as Buyer shall reasonably require, of the payables listed or otherwise identified in Exhibit 2.21 hereto which are not assumed by Buyer under the provisions of this agreement or which are not listed on the Closing Payables List.

          (l) After Meadowbrook/GA shall have transferred to Meadowbrook/CA all of its assets not transferred to Buyer hereunder with the exception of the management agreement with West Paces Hospital, Inc., and any other license, contract or lease designated by Buyer to be retained by Meadowbrook/GA pursuant to section 1.1.2 hereof, and Meadowbrook/CA shall have assumed all of the obligations and liabilities of Meadowbrook/GA not assumed by Buyer hereunder (or paid or otherwise satisfied prior to or at the Closing), all in form reasonably satisfactory to counsel for Buyer, Meadowbrook/CA shall deliver or cause to be delivered to Buyer:

               (i) Share certificates for the Stock, made effective as of the Closing Effective Date, which shall be in negotiable form, and which shall be delivered free and clear of all encumbrances;

               (ii) The written resignations of all of the officers and directors of Meadowbrook/GA, made effective as of the Closing Effective Date;

               (iii) The corporate minute books and all corporate and financial records of Meadowbrook/GA; and

               (iv) An opinion of counsel, dated the Closing Date, from the law firm of Hanson, Bridgett, Marcus, Vlahos & Rudy in San Francisco, California, counsel for the Selling Parties, to the effect that (1) the shares of Meadowbrook/GA being acquired have been duly issued and are fully paid and nonassessable and, to the best of its knowledge, after reasonable inquiry, constitute all of the issued and outstanding stock of Meadowbrook/GA; (2) Meadowbrook/CA has full power and authority to sell, assign and transfer such shares, and, to the best of its knowledge, after reasonable inquiry, delivery of such shares to Buyer will transfer to Buyer title thereto free and clear of all liens, pledges, encumbrances, security interests, or claims; and (3) this Agreement has been duly executed and delivered by Meadowbrook/CA and is a binding obligation of Meadowbrook/CA.

          8.2.2 On the Closing Effective Date. On the Closing Effective Date the Selling Parties, through their officers, agents and employees, will put the Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred to Buyer by this agreement.

          8.2.3 After the Closing Date. The Selling Parties, at any time after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other documents as may be reasonably requested by the Buyer, and will take any other action consistent with the terms of this agreement that may reasonably be requested by the Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to the Buyer, or reducing to possession, any or all property to be conveyed and transferred to Buyer under this agreement.

     8.3 Buyer's Obligations at Closing. At the Closing, the Buyer shall deliver to the Selling Parties the following instruments and documents against delivery of the items specified in section 8.2 above:

          (a) In payment of the Assets, a bank cashier's check in the amount of $1,250,000 less the $75,000 to be deposited in the joint account described in subsection 8.4(b) below.

          (b) In payment of the Stock, a bank cashier's check in the amount of $50,000.00;

          (c) A bank cashier's check in the amount of $75,000 to be deposited in the joint account described in subsection 8.4(b) below.

          (d) A certificate executed by the president and the secretary or treasurer of Buyer certifying that all the Buyer's representations and warranties under this agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date; and

          (e) Instruments of assumption of the liabilities of Meadowbrook/GA under the assigned leases and contracts and any other liabilities to be assumed by Buyer pursuant to this agreement from and after the Closing Effective Date, in form reasonably acceptable to the Selling Parties.

     8.4 Satisfaction of Payables. The payables of Meadowbrook/GA shall be satisfied at the Closing as follows:

          (a) The Identified Payables, other than the payables contained in the category identified as "Patient Credit Balance", and those payables which are being assumed by Buyer under the provisions of this agreement, if any, shall be paid at the Closing, utilizing such method as shall be reasonably satisfactory to the Buyer. With respect to the payables in the category identified as "Accrued Vacation/Sick", only (i) the amounts representing the accrued vacation pay benefits of all Meadowbrook/GA employees and (ii) the amounts representing the accrued sick leave benefits of Dottie Borders, Leeanne Dennis and Lauren Witsaman (being Meadowbrook/GA employees who have already made claims for such benefits in connection with requested maternity leave, and the total value of which is $5,450), shall be paid, and such amounts shall be paid, at the sole option of Buyer, either (i) directly to the employee to which such amount is attributed, or (ii) to the Buyer, in which event the Buyer shall assume the obligation to provide such employee or employees with the paid vacation or sick leave to which the amount paid is attributed.

          (b) To assure payment of the Estimated Payables and the Patient Credit Balance portion of the Identified Payables, a portion of the proceeds received from the Buyer shall be placed in a joint checking account to be established at Wachovia Bank of Georgia in Atlanta, Georgia. Such joint checking account shall require the signatures of both a representative of Meadowbrook/CA and a representative of the Buyer on all checks drawn on such account. The amount to be placed in the account shall be $75,000. $50,000 of such amount shall be for the purpose of indemnifying the Buyer against claims for payment of the Estimated Payables. $25,000 of such amount shall be for the purpose of indemnifying the Buyer against claims for payment of the Patient Credit Balances.

          (c) With respect to the $50,000 held to indemnify the Buyer against claims for payment of the Estimated Payables, as Meadowbrook/CA shall pay the Estimated Payables after the Closing, it shall provide proof of such payment to Buyer in such reasonable form as Buyer may request, and upon receipt of such proof of payment, Buyer shall sign a check drawn on the joint account in the amount of such payment, made payable to Meadowbrook/CA, and shall deliver such check to Meadowbrook/CA. Such process shall be repeated until the amount of $50,000 from the joint account has been paid over to Meadowbrook/CA for such purpose. If after six (6) months from the Closing Effective Date, (i) Meadowbrook/CA has provided reasonable proof to Buyer that all of the Estimated Payables have been paid in full and (ii) Buyer has not received notice of any unpaid Estimated Payables, Buyer shall sign a check drawn on the joint account in the amount of the balance of the $50,000 held for such purpose remaining in the account, made payable to Meadowbrook/CA, and shall deliver such check to Meadowbrook/CA. If after six (6) months from the Closing Effective Date, the events described in clauses (i) and (ii) of the preceding sentence have not occurred, the balance of the $50,000 remaining in the joint account shall be held in such account and released as and when the remaining Estimated Payables are paid in accordance with the above provisions of this subsection 8.4(c).

          (d) With respect to the $25,000 held to indemnify the Buyer against claims for payment of the Patient Credit Balances, such amount shall be held in the joint account and disbursed as follows. As Meadowbrook/CA shall pay any claim for refund of any Patient Credit Balance item listed in Exhibit 2.24, it shall provide proof of such payment to Buyer in such reasonable form as Buyer may request, and upon receipt of such proof of payment, Buyer shall sign a check drawn on the joint account in an amount equal to the lesser of: (i) the amount of the payment made by Meadowbrook/CA for such purpose or (ii) the amount of the $25,000 then remaining in the joint account, less the amount needed to pay any Patient Credit Balance items listed in Exhibit 2.24 which have not been paid or otherwise satisfied at such time. Such check shall be made payable to and delivered to Meadowbrook/CA. Such process shall be repeated until the amount of $25,000 from the joint account has been paid over to Meadowbrook/CA for such purpose. If on December 1, 1997 (i) no claims for repayment of Patient Credit Balances have been received by Meadowbrook/CA, or (ii) if any such claims have been received, and all such claims have been paid or otherwise satisfied, then upon the receipt of such reasonable proof thereof as Buyer shall reasonably request, Buyer shall sign a check drawn on the joint account in the amount of the balance of the $25,000 then held in the joint account made payable to Meadowbrook/CA, and shall deliver such check to Meadowbrook/CA. If on December 1, 1997 any such claims have been received, but all such claims have not been paid or otherwise satisfied, then the balance of the $25,000 then held in the account shall continue to be held in the joint account until all such received claims have been paid or otherwise satisfied.

          (e) The provisions of subsections 8.4(c) and (d) above to the contrary notwithstanding, if on December 31, 1997, any funds shall remain in the joint account, the joint account shall be closed and the remaining funds shall be delivered to Meadowbrook/CA, unless any outstanding claims against Meadowbrook/CA for indemnification pursuant to section 9.3 hereof shall be pending, in which event the funds in the joint account shall continue to be held in such account pending the disposition of such claims, and distributed as agreed upon between Meadowbrook/CA and the Buyer.

     8.5 Closing Costs and Prorations. Buyer shall pay all customary closing costs for the purchase of the Real Property, including recording fees, the cost of obtaining the owner's title insurance policy described hereinabove, and the cost of any boundary survey of the property obtained by Buyer. The Selling Parties shall pay the Georgia state transfer tax incurred in connection with the transfer of the Real Estate. Property taxes and rental, maintenance and utility charges attributable to periods spanning the Closing Effective Date on assets transferred to the Buyer hereunder shall be prorated between the parties as of the Closing Effective Date. Buyer shall reimburse the Selling Parties for any deposits related to the Business which are transferable and which are transferred to Buyer.


     8.6 Employment of Meadowbrook/GA's Employees. The Selling Parties shall, at such date on or before the Closing Date as the Selling Parties and the Buyer shall agree upon, notify Meadowbrook/GA's employees of this transaction, and that their employment with Meadowbrook/GA will terminate as of the Closing Effective Date. It is understood and agreed that the Buyer shall be under no obligation to employ any of the employees of Meadowbrook/GA. The Selling Parties will assist Buyer in the hiring of any such employees at Buyer's request. The Selling Parties shall, on or before the Closing Date, discharge any liability it may have to any of Meadowbrook/GA's employees, whether or not said employee shall enter the employ of Buyer. Such liability shall include, but is not limited to, wages and other compensation and accrued vacation benefits.

     8.7 Reciprocal Services. In connection with the transfer to and continuation of the Business by the Buyer, it is anticipated that Meadowbrook/CA may provide certain personnel, financial or other services to the Buyer to assist with the transition. Likewise, Buyer may provide certain services to Meadowbrook/CA in connection with the transition. The terms and conditions and compensation due for such services shall be determined by mutual agreement of the parties by separate oral or written agreement. Each party agrees to perform its obligations under such agreements in a timely and competent manner.

ARTICLE NINE: MEADOWBROOK/CA'S OBLIGATIONS AFTER CLOSING

     9.1 Payment of Obligations Not Assumed. Meadowbrook/CA shall pay, perform or otherwise satisfy, in a timely manner, all obligations and liabilities of Meadowbrook/GA which were incurred or which relate to the period prior to the Closing Effective Date, which are not paid at the Closing, and which are not expressly assumed by Buyer hereunder, including but not limited to the assumption, payment or satisfaction, as applicable, of the obligations and liabilities set forth in subparts (a) through (g) of section 1.5 hereof, and the performance of its obligations under section 8.4 hereof. Meadowbrook/CA shall file all income tax returns and pay all income taxes owed by Meadowbrook/GA which are attributable to the period prior to the Closing Effective Date or which are attributable to the sale of the Assets and Business to Buyer.

     9.2 Keep Insurance In Force. Meadowbrook/CA shall take all actions necessary to keep the professional liability coverage and the umbrella coverage provisions of the insurance policies described in sections 2.7 and 4.4, as amended by the tail coverage endorsement, in full force and effect, and shall take no action which would cause such insurance coverage to be modified or canceled.

     9.3 Meadowbrook/CA's Indemnity. Meadowbrook/CA shall indemnify, defend, and hold harmless the Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that the Buyer shall incur or suffer, that arise, result from, or relate to:

          (a) The failure of Meadowbrook/CA to pay or perform any of the obligations set forth in sections 9.1 and 9.2 above;

          (b) The breach of any warranty or representation contained herein with respect to the state of Meadowbrook/GA's title to any of the Assets or with respect to the number of outstanding shares, state of title, or ownership of the Stock by Meadowbrook/CA;

          (c) The indemnity contained in section 5.3 hereof;

          (d) The failure of Meadowbrook/CA to promptly notify the insurance company of, or take appropriate action to defend against, (i) the claims identified in Exhibit 2.10 hereof, and (ii) any claim which may be made or filed against Meadowbrook/GA or the Buyer, which arises out of an incident or transaction involving the Business or the Assets or the Stock, and which incident or transaction occurred or is alleged to have occurred prior to the Closing Effective Date; or

          (e) The failure of  Meadowbrook/CA  to perform its  obligations  under section 4.14 hereof.

None of the Selling Parties' other representations, warranties and obligations, other than its obligations contained in this Article Nine and except as otherwise provided in Article Seventeen hereof, shall survive the Closing.

     The Buyer shall promptly notify Meadowbrook/CA of the existence of any claim, demand, or other matter to which Meadow brook/CA's indemnification obligation would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that the Buyer shall at all times also have the right to fully participate in the defense at its own expense. If Meadowbrook/CA shall, within a reasonable time after this notice, fail to defend, the Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Meadowbrook/CA. If the claim is one that cannot by its nature be defended solely by Meadowbrook/CA (including, without limitation, any federal or state tax proceeding), then the Buyer shall make available all information and assistance that Meadowbrook/CA may reasonably request.

     9.4 Covenant Against Competition. Meadowbrook/CA agrees that neither it, nor its principal stockholder, Dr. Harvey Wm. Glasser, will, at any time within the two-year period immediately following the Closing Date, directly or indirectly, engage in, or have any interest in any person, firm, corporation, or business (as employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in any of the counties of Douglas, Coweta, Fayette, Fulton, Cobb, Henry, Clayton, DeKalb, Gwinnett, Rockdale, or Cherokee, Georgia, which activity is substantially the same as, and competitive with the Business, so long as the Buyer (or any affiliated person) shall engage in such activity in any of such counties. Meadowbrook/CA agrees that the Buyer's remedies at law for enforcing this provision are inadequate, and agrees that the Buyer and its affiliates shall be entitled to invoke equitable remedies in enforcing same.

ARTICLE TEN: BUYER'S OBLIGATIONS AFTER CLOSING

     10.1 Buyer's Indemnity. Buyer agrees to indemnify and hold harmless Meadowbrook/CA against, and in respect of, any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that Meadowbrook/CA shall incur or suffer, that arise, result from, or relate to:

          (a) Buyer's breach of or failure to perform any of its obligations assumed under the assigned contracts and leases; or

          (b) Any matter arising after the Closing Effective Date and relating to the operation of the Business or use of the Assets by Buyer, and for which Meadowbrook/CA is not responsible.

     Meadowbrook/CA shall promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer's indemnification obligation would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Meadowbrook/CA shall at all times also have the right to fully participate in the defense at its own expense. If Buyer shall, within a reasonable time after this notice, fail to defend, Meadowbrook/CA shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of the Buyer. If the claim is one that cannot by its nature be defended solely by the Buyer (including, without limitation, any federal or state tax proceeding), then Meadowbrook/CA shall make available all information and assistance that the Buyer may reasonably request.

None of the Buyer's other representations, warranties and obligations, other than its obligations contained in this Article Ten and except as otherwise provided in Article Seventeen hereof, shall survive the Closing.

     10.2 Collection of Accounts Receivable. The Buyer agrees to assist Meadowbrook/CA in the collection of all of its outstanding accounts receivable which it receives from Meadowbrook/GA which are attributable to the period prior to the Closing Effective Date. No charge shall be made to Meadowbrook/CA for the services of the employees of Buyer, but Meadowbrook/CA shall pay or reimburse Buyer for all out of pocket costs and for the services of any attorney or other third party employed to collect such accounts receivable. The Buyer shall not engage an attorney for such services without the prior consent of Meadowbrook/CA. Meadowbrook/CA acknowledges and agrees that the Buyer shall have no responsibility or liability for the collection of said accounts receivable or for their delivery to Meadowbrook/CA except to exercise reasonable care in accounting for the receipt thereof and in effecting such delivery to
Meadowbrook/CA. All receipts shall be remitted to Meadowbrook/CA within twenty-four (24) hours from receipt or deposited into Meadowbrook/CA's account if requested by Meadowbrook/CA.

     10.3 Retention of Medical Records. The Buyer shall retain and store at its expense all medical records of patients treated by Meadowbrook/GA within the State of Georgia for the period required by federal or state law. Meadowbrook/CA and governmental authorities shall have access to such records upon reasonable prior notice.

     10.4 Use of Name. The Buyer shall, as soon as reasonably practical, discontinue the use of the name "Meadowbrook" in connection with the operation of the Business. It is agreed, however, that the Buyer shall have the right to continue to use the name "Meadowbrook of Georgia" for a period of one year after the Closing, and shall have the right to represent the Business to third parties as the successor to the Business as previously operated by Meadowbrook/GA. Notwithstanding the foregoing, Buyer shall only have the right to use the name "Meadowbrook of Georgia" in Georgia and contiguous states, shall use such name in a lawful manner, and shall not use the name "Meadowbrook Rehabilitation Group" or otherwise hold itself out as being a part of Meadowbrook Rehabilitation Group. Meadowbrook/CA does not represent or warrant that Buyer shall have the exclusive right to use the name "Meadowbrook of Georgia". The Buyer shall have the right to continue to use all forms and operating procedures currently in use in the Business for a period of one year after the Closing. Thereafter, the use of any such forms and procedures which are copyrighted by Meadowbrook/CA, shall be discontinued by the Buyer.

ARTICLE ELEVEN: RISK OF LOSS

     The Selling Parties shall bear the risk of all loss or damage to the Assets from all causes and all loss or damage arising out of or related to the operation of the Business until the Closing Effective Date. If at any time prior to the Closing Effective Date any material portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any other reason whatsoever, or in the event condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the Assets, Selling Parties shall immediately give notice thereof to the Buyer. The Buyer shall have the right, in its sole and absolute discretion, within ten days of receipt of such notice, to (i) elect not to proceed with the Closing (or to rescind the Closing if same has already occurred) and terminate this agreement, or (ii) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received by the Selling Parties on account of any such casualty. If the Buyer elects option (ii), it will be deemed to have waived all breaches of covenants or warranties resulting from such loss.

ARTICLE TWELVE: PUBLICITY

     All notices to third parties and all other publicity concerning the transactions contemplated by this agreement shall be jointly planned and coordinated by and between the Buyer and the Selling Parties. No party shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.

ARTICLE THIRTEEN: COSTS

     13.1 Finder's or Broker's Fees. Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

     13.2 Expenses. Subject to the provisions of section 8.5, each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated by this agreement.

ARTICLE FOURTEEN: FORM OF AGREEMENT

     14.1 Effect of Headings. The subject headings of the sections and subsections of this agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

     14.2 Entire Agreement; Modification; Waiver. This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     14.3 Counterparts. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE FIFTEEN: PARTIES

     15.1 Parties in Interest. Nothing in this agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this agreement.

     15.2 Assignment. This agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representative, successors, and assigns; provided, however, that the Buyer may not assign any of its rights under this agreement without the consent of the Selling Parties. No such assignment by the Buyer shall relieve the Buyer of any of its obligations or duties under this agreement.

     15.3 Obligations Joint and Several. The obligations of the Selling Parties herein shall be joint and several.

ARTICLE SIXTEEN: REMEDIES

     16.1 Arbitration. Any controversy or claim arising out of, or relating to, this agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in Atlanta, Georgia under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     16.2 Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE SEVENTEEN: NATURE AND SURVIVAL OF REPRESENTATIONS AND
OBLIGATIONS

     None of the representations, warranties, covenants and agreements of the parties contained in this agreement shall survive the Closing except that the obligations of the parties contained in Articles Four, Five, Eight and Eleven hereof not performed or extinguished on or before the Closing Date shall expire on midnight of the Closing Effective Date; and the obligations of Meadow-brook/CA contained in Article Nine hereof, the obligations of the Buyer contained in Article Ten hereof, the obligations of Meadowbrook/CA contained in section 8.2.3 hereof and the obligations of Meadowbrook/CA and Buyer contained in sections 4.14 and 8.4 hereof shall survive the Closing for a period of two years after the Closing Effective Date, provided any claim for indemnity of which the indemnifying party receives notice prior to the expiration of two years after the Closing Effective Date shall not be barred by the provisions hereof.

ARTICLE EIGHTEEN: NOTICES

     All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To Selling Parties:             Meadowbrook Rehabilitation Group,
                                         Inc.
                                         2200 Powell Street, Suite 800
                                         Emeryville, California 94608
                                         Attn: President

         To Buyer:                       Stiles A. Kellett III
                                         Restore Respiratory Care, Inc.
                                         200 Galleria Parkway, Suite 1800
                                         Atlanta, Georgia 30339

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

ARTICLE NINETEEN: GOVERNING LAW

     This agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia as applied to contracts that are executed and performed entirely in Georgia.

ARTICLE TWENTY: SEVERABILITY

     If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

     IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.

                                      MEADOWBROOK REHABILITATION GROUP OF
                                      GEORGIA, INC.



                                      By:    /s/ Harvey Wm. Glasser, M.D.
                                          ----------------------------------

                                          President

                                      MEADOWBROOK REHABILITATION GROUP,
                                      INC.



                                      By:    /s/ Harvey Wm. Glasser, M.D.
                                          ----------------------------------

                                          President



                                      RESTORE REHABILITATION GROUP, INC.



                                      By:    /s/ Stiles A. Kellett III
                                          ----------------------------------

                                          President